Exhibit 99.1

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
‒ Q4 2021 Net Revenue of $537 million; GAAP Net Loss of $6 million; Diluted Loss per Share of $0.04 ‒
‒ Q4 2021 Adjusted Net Income of $54 million (1), Adjusted EBITDA (1) of $126 million; Adjusted Diluted EPS (1) of $0.18 ‒

‒ Full Year Net Revenue of $2.1 billion; GAAP Net Income of $11 million; Diluted EPS of $0.07 ‒
‒ Full Year 2021 Adjusted Net Income (1) of $258 million; Adjusted EBITDA (1) of $538 million; Adjusted Diluted EPS (1) of $0.85 ‒

‒ Provides 2022 Financial Guidance of $2.15 to $2.25 billion in net revenue and $540 to $560 million in adjusted EBITDA –

BRIDGEWATER, NJ, March 2, 2022 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its results today for the fourth quarter and full year ended December 31, 2021.

“2021 was a transformational year for Amneal as we delivered strong financial results, including 18 percent adjusted EBITDA growth, and advanced our evolution into a diversified biopharmaceutical company. We continued to deepen our robust R&D pipeline and added compelling assets in key growth areas – including Injectables, Specialty and Biosimilars. We enter 2022 feeling great about our future growth prospects and well positioned as we focus on further diversifying and scaling in high-growth markets. We are proud of our team’s execution and confident in creating substantial value for all stakeholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the fourth quarter of 2021 was $537 million, an increase of 5% compared to $510 million in the fourth quarter of 2020. The increase was driven by Generic new product launches and growth in our promoted Specialty products, including Rytary® and Unithroid®, partially offset by price erosion. Net loss attributable to Amneal Pharmaceuticals, Inc. was $6 million in the fourth quarter of 2021 compared to a net loss of $3 million in the fourth quarter of 2020. Adjusted EBITDA(1) in the fourth quarter of 2021 was $126 million, an increase of 18% compared to the fourth quarter of 2020, reflective of higher adjusted gross profit driven by higher revenues, reduced material costs and operating efficiencies, partially offset by higher expenses. Adjusted diluted EPS(1) in the fourth quarter of 2021 was $0.18, an increase of 29% from $0.14 in the fourth quarter of 2020, which reflects growth in adjusted EBITDA(1).

Net revenue for the year ended December 31, 2021 was $2,094 million, an increase of 5% compared to $1,993 million for the year ended December 31, 2020. The increase was driven by Generic new product launches, growth in our promoted Specialty products, including Rytary® and Unithroid®, and growth in our AvKARE segment, partially offset by price erosion. Net income attributable to Amneal Pharmaceuticals, Inc. was $11 million for the year ended December 31, 2021 compared to net income of $91 million for the year ended December 31, 2020, which included a discrete tax benefit of $110 million related to the CARES Act. Adjusted EBITDA(1) for the year ended December 31, 2021 was $538 million, an increase of 18% compared to the year ended December 31, 2020, reflective of adjusted gross margin improvements in all three segments due to higher revenues, reduced material costs and operating efficiencies, which was partially offset by higher expenses. Adjusted diluted EPS(1) in the year ended December 31, 2021 was $0.85, an increase of 35% from $0.63 for the year ended December 31, 2020, which reflects growth in adjusted EBITDA(1).
(1)    See “Non-GAAP Financial Measures” below.

2022 Financial Guidance
Amneal’s 2022 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Full Year 2022 Guidance
Net revenue	$2.15 billion - $2.25 billion
Adjusted EBITDA (1)	$540 million - $560 million
Adjusted diluted EPS (2)	$0.80 - $0.85
Operating cash flow (3)	$225 million - $250 million
Capital expenditures	$75 million - $85 million
Weighted average diluted shares outstanding (4)	Approximately 307 million
(1) Includes 100% of EBITDA from the AvKARE acquisition.
(2) Accounts for 35% non-controlling interest in AvKARE.
(3) Represents cash provided by operating activities. Guidance does not contemplate one-time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time on March 2, 2022 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 200-6205 (in the U.S.) or (929) 526-1599 (international callers). The access code for the call is 086998. A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (866) 813-9403 (in the U.S.) or +44 (204) 525-0658 (international callers). The access code for the replay is 311554.
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated essential medicines company. We make healthy possible through the development, manufacturing, and distribution of generic and specialty pharmaceuticals, primarily within the United States. The Company has a diverse portfolio of approximately 250 products in its Generics segment and is expanding across a broad range of complex products and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceutical products focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the impact of severe weather; the impact of the ongoing COVID-19 pandemic; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers our dependence on third-party agreements for a portion of our product offerings; the impact of global economic conditions; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted cost of goods sold, adjusted selling general and administrative expense, and adjusted research and development expense, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of class B Common Stock to shares of class A Common Stock under the if-converted method.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share, gross profit, gross margin, operating income, cost of goods sold, selling general and administrative expense, and research and development expense or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Senior Director, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended December 31, 2021		Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$536,896	$510,034	$2,093,669	$1,992,523
Cost of goods sold	348,490	342,962	1,302,004	1,329,551
Cost of goods sold impairment charges	22,004	—	22,692	34,579
Gross profit	166,402	167,072	768,973	628,393
Selling, general and administrative	97,224	84,687	365,504	326,727
Research and development	51,874	53,460	201,847	179,930
In-process research and development impairment charges	—	1,720	710	2,680
Intellectual property legal development expenses	1,142	3,701	7,716	10,655
Acquisition, transaction-related and integration expenses	836	3,585	8,055	8,988
Charges related to legal matters, net	6,000	—	25,000	5,860
Restructuring and other charges (credit)	1,069	(259)	1,857	2,398
Change in fair value of contingent consideration	(100)	—	200	—
Property losses and associated expenses, net	(2,818)	—	5,368	—
Operating income	11,175	20,178	152,716	91,155
Other (expense) income:
Interest expense, net	(33,957)	(34,535)	(136,325)	(145,998)
Foreign exchange (loss) gain, net	(170)	8,392	(355)	16,350
Gain on sale of international businesses, net	—	—	—	123
Other income, net	6,633	488	15,330	2,590
Total other expense, net	(27,494)	(25,655)	(121,350)	(126,935)
(Loss) income before income taxes	(16,319)	(5,477)	31,366	(35,780)
Provision for (benefit from) income taxes	4,140	1,485	11,196	(104,358)
Net (loss) income	(20,459)	(6,962)	20,170	68,578
Less: Net loss (income) attributable to non-controlling interests	14,082	3,925	(9,546)	22,481
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(6,377)	$(3,037)	$10,624	$91,059
Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s Class A common stockholders:
Basic	$(0.04)	$(0.02)	$0.07	$0.62
Diluted	$(0.04)	$(0.02)	$0.07	$0.61
Weighted-average common shares outstanding:
Basic	149,369	147,640	148,922	147,443
Diluted	149,369	147,640	151,821	148,913

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$247,790	$341,378
Restricted cash	8,949	5,743
Trade accounts receivable, net	662,583	638,895
Inventories	489,389	490,649
Prepaid expenses and other current assets	110,218	73,467
Related party receivables	1,179	1,407
Total current assets	1,520,108	1,551,539
Property, plant and equipment, net	514,158	477,754
Goodwill	593,017	522,814
Intangible assets, net	1,166,922	1,304,626
Operating lease right-of-use assets	39,899	33,947
Operating lease right-of-use assets - related party	20,471	24,792
Financing lease right-of-use assets	64,475	9,541
Financing lease right-of-use assets - related party	—	58,676
Other assets	20,614	22,344
Total assets	$3,939,664	$4,006,033
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$583,345	$611,867
Current portion of long-term debt, net	30,614	44,228
Current portion of operating lease liabilities	9,686	6,474
Current portion of operating and financing lease liabilities - related party	2,636	3,978
Current portion of financing lease liabilities	3,101	1,794
Current portion of note payable - related party	—	1,000
Related party payable - short term	47,861	7,561
Total current liabilities	677,243	676,902
Long-term debt, net	2,680,053	2,735,264
Note payable - related party	38,038	36,440
Operating lease liabilities	32,894	30,182
Operating lease liabilities - related party	18,783	23,049
Financing lease liabilities	60,251	2,318
Financing lease liabilities - related party	—	60,193
Related party payable - long term	9,619	1,584
Other long-term liabilities	38,903	83,365
Total long-term liabilities	2,878,541	2,972,395
Redeemable non-controlling interests	16,907	11,804
Total stockholders' equity	366,973	344,932
Total liabilities and stockholders' equity	$3,939,664	$4,006,033

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$20,170	$68,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233,406	235,387
Unrealized foreign currency loss (gain)	175	(16,728)
Amortization of debt issuance costs	9,203	8,678
Gain on sale of international businesses, net	—	(123)
Intangible asset impairment charges	23,402	37,259
Non-cash restructuring and asset-related (benefit) charges	—	(536)
Change in fair value of contingent consideration	200	—
Stock-based compensation	28,412	20,750
Inventory provision	54,660	75,236
Insurance recoveries for property and equipment losses	(5,000)	—
Non-cash property and equipment losses	5,152	—
Other operating charges and credits, net	5,633	11,818
Changes in assets and liabilities:
Trade accounts receivable, net	(23,621)	16,787
Inventories	(49,015)	(113,782)
Prepaid expenses, other current assets and other assets	(21,981)	33,312
Related party receivables	7,311	412
Accounts payable, accrued expenses and other liabilities	(43,932)	307
Related party payables	(2,355)	1,646
Net cash provided by operating activities	241,820	379,001
Cash flows from investing activities:
Purchases of property, plant and equipment	(47,728)	(56,445)
Acquisition of product rights and licenses	(1,700)	(4,350)
Deposits for future acquisition of property, plant, and equipment	(3,211)	(5,391)
Acquisitions, net of cash acquired	(146,543)	(251,360)
Proceeds from insurance recoverable related to property loss	5,000	—
Net cash used in investing activities	(194,182)	(317,546)
Cash flows from financing activities:
Payments of deferred financing costs and debt extinguishment costs	—	(4,102)
Proceeds from issuance of debt	—	180,000
Payments of principal on debt, financing leases and other	(78,086)	(35,933)
Proceeds from exercise of stock options	853	321
Employee payroll tax withholding on restricted stock unit vesting	(2,664)	(863)
Distribution of earnings to and acquisition of non-controlling interests	—	(3,300)
Tax distributions to non-controlling interests	(57,132)	(3,237)
Payments of principal on financing lease - related party	(93)	(1,079)
Repayment of related party note	(1,000)	—
Net cash (used in) provided by financing activities	(138,122)	131,807
Effect of foreign exchange rate on cash	102	1,037
Net (decrease) increase in cash, cash equivalents, and restricted cash	(90,382)	194,299
Cash, cash equivalents, and restricted cash - beginning of period	347,121	152,822
Cash, cash equivalents, and restricted cash - end of period	$256,739	$347,121
Cash and cash equivalents - end of period	$247,790	$341,378
Restricted cash - end of period	$8,949	$5,743
Cash, cash equivalents, and restricted cash - end of period	$256,739	$347,121

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income	$(20,459)	$(6,962)	$20,170	$68,578
Adjusted to add (deduct):
Interest expense, net	33,957	34,535	136,325	145,998
Income tax benefit	4,140	1,485	11,196	(104,358)
Depreciation and amortization	61,183	59,873	233,406	235,387
EBITDA (Non-GAAP)	$78,821	$88,931	$401,097	$345,605
Adjusted to add (deduct):
Stock-based compensation expense	7,742	5,133	28,412	20,750
Acquisition, site closure, and idle facility expenses (1)	6,027	6,777	20,003	23,384
Restructuring and other (credit) charges (2)	—	(259)	788	2,398
Inventory related charges (3)	16	395	261	6,574
Charges related to legal matters (4)	6,000	—	25,000	5,610
Asset impairment charges (5)	22,353	5,505	24,105	43,629
Foreign exchange (gain) loss	170	(8,392)	355	(16,350)
Gain on sale of international businesses, net	—	—	—	(123)
Research & development milestone payments	4,566	7,626	25,795	22,771
Change in fair value of contingent consideration (6)	(100)	—	200	—
Property losses and related expenses, net (7)	(2,818)	—	5,368	—
Other	3,592	1,696	6,680	1,926
Adjusted EBITDA (Non-GAAP)	$126,369	$107,412	$538,064	$456,174

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income	$(20,459)	$(6,962)	$20,170	$68,578
Adjusted to add (deduct):
Non-cash interest	2,123	2,015	8,355	7,900
GAAP income tax (benefit) expense	4,140	1,485	11,196	(104,358)
Amortization	41,543	40,833	164,069	163,842
Stock-based compensation expense	7,742	5,133	28,412	20,750
Acquisition, site closure, and idle facility expenses (1)	6,027	6,777	20,003	23,384
Restructuring and other (credit) charges (2)	—	(259)	788	2,398
Inventory related charges (3)	16	395	261	6,574
Charges related to legal matters (4)	6,000	—	25,000	5,610
Asset impairment charges (5)	22,353	5,505	24,105	43,629
Foreign exchange loss (8)	—	(8,392)	—	(16,350)
Gain on sale of international businesses, net	—	—	—	(123)
Research & development milestone payments	4,566	7,626	25,795	22,771
Change in fair value of contingent consideration (6)	(100)	—	200	—
Property losses and related expenses, net (7)	(2,818)	—	5,368	—
Other	3,592	1,696	6,680	1,926
Income tax (9)	(19,313)	(12,411)	(75,777)	(54,271)
Net income attributable to non-controlling interests not associated with our Class B shares	(1,191)	(89)	(6,582)	(1,240)
Adjusted net income (Non-GAAP)	$54,221	$43,352	$258,043	$191,020
Adjusted diluted earnings per share (Non-GAAP) (10)	$0.18	$0.14	$0.85	$0.63

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited)

Explanations for Reconciliations of Net (Loss) Income to EBITDA and Adjusted EBITDA and
Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

(1)
Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2021 primarily included (i) transaction and integration costs associated with the acquisition of Kashiv Specialty Pharmaceuticals, LLC (“KSP”); (ii) integration costs associated with the acquisition of AvKARE; (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility; (iv) transaction and integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd. Acquisition and (v.) site closure expenses associated with damage from Tropical Storm Ida to two of our facilities in New Jersey. Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2020 primarily included (i) system integration costs associated with the acquisition of Impax Laboratories, LLC, (ii) integration activities associated with the acquisition of AvKARE; (iii) expenses associated with the then pending acquisition of KSP; and (iv.) plant closure and redundant employee costs related to the planned cessation of manufacturing at our Hauppauge, NY facility.

(2)
For the three months ended December 31, 2020, restructuring and other (credit) charges consisted of a change in estimate to reduce the amount accrued for the cost of benefits provided pursuant to our severance programs for employees impacted at our Hauppauge, NY facility. For the year ended December 31, 2021, restructuring and other charges primarily consisted of cash severance charges associated with cost of benefits for former senior executives and management employees. For the year ended December 31, 2020, restructuring and other charges (credit) primarily consisted of the cost of benefits provided pursuant to our severance programs for former senior executives and management employees, net of an asset-related credit associated with the contractual cancellation of an asset retirement obligation related to a lease in Hayward, CA.

(3)	For the three months and year ended December 31, 2021 and 2020, inventory related charges represented inventory obsolescence and related expenses associated with recalls.

(4)
For the three months and year ended December 31, 2021, charges related to legal matters of $6 million and $25 million, respectively, were for legal claims in our Corporate segment. For the year ended December 31, 2020, charges related to legal matters of $6 million were for commercial legal claims in our Generics segment.

(5)
Asset impairment charges for the three months and year ended December 31, 2021 and 2020 were primarily associated with the write-off of intangible assets and equipment, except for equipment discussed in (7) below.

(6)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

(7)
Property losses and associated expenses, net for the three months and year ended December 31, 2021 were associated with damage from Tropical Storm Ida to two of our facilities in New Jersey, net of insurance recoveries. Expenses consisted of impairment of equipment and inventory, and repairs and maintenance and salaries and benefits.

(8)	Effective January 1, 2021, the Company does not exclude foreign currency gains or losses from the calculations of adjusted net income and adjusted diluted EPS.

(9)
The Non-GAAP effective tax rates for the three months ended December 31, 2021 and 2020 were 26.3% and 22.3%, respectively. The Non-GAAP tax rates for the years ended December 31, 2021 and 2020 were 22.7% and 22.1%, respectively.

(10)
For the three months and year ended December 31, 2021, the calculation of adjusted diluted EPS utilized weighted average diluted shares outstanding of 304.4 million and 303.9 million, respectively, which consisted of Class A common stock and Class B common stock under the if-converted method. For the three months and year ended December 31, 2020, the calculation of adjusted diluted EPS utilized weighted average diluted shares outstanding of 301.9 million and 301.0 million, respectively, which consisted of Class A common stock and Class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$346,266	$—	$346,266	$342,145	$—	$342,145
Cost of goods sold (2)	227,446	(16,558)	210,888	227,581	(14,861)	212,720
Cost of goods sold impairment charges (3)	22,004	(22,004)	—	—	—	—
Gross profit	96,816	38,562	135,378	114,564	14,861	129,425
Gross margin %	28.0%		39.1%	33.5%		37.8%

Selling, general and administrative (4)	18,000	(861)	17,139	13,556	(1,077)	12,479
Research and development (5)	43,818	(4,595)	39,223	41,486	(7,074)	34,412
In-process research and development impairment charges (3)	—	—	—	1,720	(1,720)	—
Intellectual property legal development expenses	1,056	—	1,056	3,700	—	3,700
Property losses and associated expenses (6)	(2,818)	2,818	—	—	—	—
Acquisition, transaction-related and integration expenses	—	—	—	3	(3)	—
Restructuring and other (credit) charges	—	—	—	(456)	456	—
Operating income	$36,760	$41,200	$77,960	$54,555	$24,279	$78,834

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.4 million and $1.0 million), amortization expense ($10.0 million and $10.1 million), site closure and idle facility expenses ($4.8 million and $2.7 million), inventory related charges (immaterial and $0.4 million), asset impairment charges ($0.4 million and none), and other (none and $0.7 million). For the three months ended December 31, 2021 and 2020, site closure expenses were primarily associated with the planned cessation of manufacturing at our Hauppauge, NY facility. For the three months ended December 31, 2020, asset impairment charges were associated with the write-off of equipment.

(3)	Adjustments for the three months ended December 31, 2020 were associated with intangible asset impairments.

(4)
Adjustments for the three months ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($0.5 million and $0.3 million), site closure costs ($0.4 million and $0.5 million), and asset impairment charges (none and $0.3 million).

(5)
Adjustments for the three months ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.0 million and $0.8 million), research and development milestones ($3.6 million and $2.6 million), asset impairment charges (none and $3.5 million), and other (none and $0.2 million).

(6)
Adjustments for the three months December 31, 2021 were comprised of expenses associated with damage from Tropical Storm Ida to two of our facilities in New Jersey of $2.2 million, net of insurance recoveries of $5 million. Expenses consisted of impairment of equipment and inventory, and repairs and maintenance and salaries and benefits.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Year Ended December 31, 2021			Year Ended December 31, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,366,338	$—	$1,366,338	$1,343,210	$—	$1,343,210
Cost of goods sold (2)	825,568	(55,263)	770,305	894,422	(65,230)	829,192
Cost of goods sold impairment charges (3)	22,692	(22,692)	—	34,579	(34,579)	—
Gross profit	518,078	77,955	596,033	414,209	99,809	514,018
Gross margin %	37.9%		43.6%	30.8%		38.3%

Selling, general and administrative (4)	64,500	(2,664)	61,836	56,134	(5,299)	50,835
Research and development (5)	158,365	(19,626)	138,739	150,068	(23,137)	126,931
In-process research and development impairment charges (3)	710	(710)	—	2,680	(2,680)	—
Intellectual property legal development expenses	7,562	—	7,562	10,647	—	10,647
Property losses and associated expenses (6)	5,368	(5,368)	—	—	—	—
Acquisition, transaction-related and integration expenses	—	—	—	328	(328)	—
Charges related to legal matters, net (7)	—	—	—	5,610	(5,610)	—
Restructuring and other charges (credit)	80	(80)	—	(614)	614	—
Operating income	$281,493	$106,403	$387,896	$189,356	$136,249	$325,605

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)
Adjustments for the years ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($4.7 million and $4.2 million), amortization expense ($38.0 million and $41.9 million), site closure and idle facility expenses ($11.0 million and $10.6 million), inventory related charges ($0.2 million and $5.5 million), asset impairment charges ($0.7 million and $1.2 million), and other ($0.7 million and $1.8 million). For the years ended December 31, 2021 and 2020, site closure and idle facility expenses were primarily associated with the planned cessation of manufacturing at our Hauppauge, NY facility. For the years ended December 31, 2021 and 2020, asset impairment charges were associated with the write-off of equipment.

(3)	Adjustments for the years ended December 31, 2021 and 2020 were associated with intangible asset impairments.

(4)
Adjustments for the years ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.7 million, and $1.3 million), site closure costs ($0.9 million and $3.9 million), inventory related charges (none and $0.6 million), asset impairment charges (immaterial and $0.7 million), and other ($0.1 million and $(1.2) million).

(5)
Adjustments for the years ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($3.9 million and $2.6 million), research and development milestones ($15.4 million and $15.8 million), asset impairment expense (none and $3.8 million), and other ($0.3 million and $0.9 million).

(6)
Adjustments for the year ended December 31, 2021 were comprised of expenses associated with damage from Tropical Storm Ida to two of our facilities in New Jersey of $10.4 million, net of insurance recoveries of $5 million. Expenses consisted of impairment of equipment and inventory, and repairs and maintenance and salaries and benefits.

(7)	Adjustments for the year ended December 31, 2020 were associated with a commercial legal claim.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; Table in thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$101,008	$—	$101,008	$85,466	$—	$85,466
Cost of goods sold (1)	49,378	(27,483)	21,895	47,128	(25,127)	22,001
Gross profit	51,630	27,483	79,113	38,338	25,127	63,465
Gross margin %	51.1%		78.3%	44.9%		74.3%

Selling, general and administrative (2)	21,733	(749)	20,984	18,924	(516)	18,408
Research and development (3)	8,056	(1,300)	6,756	11,974	(5,127)	6,847
Intellectual property legal development expenses	86	—	86	1	—	1
Change in fair value of contingent consideration(4)	(100)	100	—	—	—	—
Acquisition, transaction-related and integration expenses	—	—	—	2	(2)	—
Operating income	$21,855	$29,432	$51,287	$7,437	$30,772	$38,209

(1)	Adjustments for the three months ended December 31, 2021 and 2020 were comprised of amortization expense.

(2)	Adjustments for the three months ended December 31, 2021 and 2020 were primarily comprised of stock-based compensation expense.

(3)
Adjustments for the three months ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($0.3 million and $0.1 million) and research and development milestones ($1.0 million and $5.0 million).

(4)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; Table in thousands)

	Year Ended December 31, 2021			Year Ended December 31, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$378,319	$—	$378,319	$355,567	$—	$355,567
Cost of goods sold (1)	193,562	(109,979)	83,583	192,910	(101,144)	91,766
Gross profit	184,757	109,979	294,736	162,657	101,144	263,801
Gross margin %	48.8%		77.9%	45.7%		74.2%

Selling, general and administrative (2)	84,481	(2,830)	81,651	75,917	(3,475)	72,442
Research and development (3)	43,482	(11,521)	31,961	29,862	(7,621)	22,241
Intellectual property legal development expenses	154	—	154	8	—	8
Change in fair value of contingent consideration(4)	200	(200)	—	—	—	—
Acquisition, transaction-related and integration expenses	16	(16)	—	85	(85)	—
Charges related to legal matters, net	—	—	—	250	—	250
Operating income	$56,424	$124,546	$180,970	$56,535	$112,325	$168,860

(1)	Adjustments for the years ended December 31, 2021 and 2020 were comprised of amortization expense.

(2)	Adjustments for the years ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($2.8 million and $2.1 million) and other (none and $1.4 million).

(3)
Adjustments for the years ended December 31, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.1 million and $0.6 million) and research and development milestones ($10.4 million and $7 million).

(4)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$89,622	$—	$89,622	$82,423	$—	$82,423
Cost of goods sold	71,666	—	71,666	68,253	—	68,253
Gross profit	17,956	—	17,956	14,170	—	14,170
Gross margin %	20.0%		20.0%	17.2%		17.2%

Selling, general and administrative (2)	15,932	(8,093)	7,839	16,735	(8,694)	8,041
Acquisition, transaction-related and integration expenses (3)	—	—	—	641	(641)	—
Operating income (loss)	$2,024	$8,093	$10,117	$(3,206)	$9,335	$6,129

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended December 31, 2021 and 2020, respectively, were comprised of amortization ($6.2 million and $8.7 million) and other ($1.9 million and none).

(3)	Adjustments for the three months ended December 31, 2020 were comprised of finance integration expenses.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; Table in thousands)

	Year Ended December 31, 2021			Year Ended December 31, 2020 (2)
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$349,012	$—	$349,012	$293,746	$—	$293,746
Cost of goods sold	282,874	—	282,874	242,219	—	242,219
Gross profit	66,138	—	66,138	51,527	—	51,527
Gross margin %	19.0%		19.0%	17.5%		17.5%

Selling, general and administrative (3)	57,918	(26,764)	31,154	58,544	(31,878)	26,666
Acquisition, transaction-related and integration expenses (4)	1,422	(1,422)	—	641	(641)	—
Operating income (loss)	$6,798	$28,186	$34,984	$(7,658)	$32,519	$24,861

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Our AvKARE segment includes the results of operations of AvKARE from January 31, 2020, the date of the acquisition, through December 31, 2020.

(3)	Adjustments for the years ended December 31, 2021 and 2020, respectively, were comprised of amortization ($24.7 million and $31.9 million) and other ($2.1 million and none).

(4)	Adjustments for the year ended December 31, 2021 and 2020 were comprised of finance integration expenses.